UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
Filed by the Registrant ☐
Filed by a Party other than the Registrant ☑
Check the appropriate box:
☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule14a-6(e)(2))

☐	Definitive Proxy Statement

☑	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12
NATIONAL FUEL GAS COMPANY

(Name of Registrant as Specified in its Charter)
New Mountain Vantage GP, L.L.C.
New Mountain Vantage, L.P.
New Mountain Vantage (California), L.P.
New Mountain Vantage (Texas), L.P.
New Mountain Vantage Advisers, L.L.C.
New Mountain Vantage (Cayman) Ltd.
New Mountain Vantage HoldCo Ltd.
Mr. Steven B. Klinsky
NMV Special Holdings, LLC
California Public Employees’ Retirement System
F. Fox Benton, III
David M. DiDomenico
Frederic V. Salerno

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☑	No fee required
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

On January 8, 2008, New Mountain Vantage Advisers, LLC (“Vantage”) issued a press release, a copy of which is attached as Exhibit 1. The press release was also posted to http://www.buildnfgvalue.com.
On January 8, 2008, Vantage began mailing a letter to shareholders of National Fuel Gas Company. A copy of the letter is attached as Exhibit 2.
On January 8, 2008, Vantage posted a disclaimer, a copy of which is attached as Exhibit 3, to http://www.buildnfgvalue.com. The disclaimer replaced the disclaimer that was previously posted to such website.